Calculation of Filing Fee Tables
S-8
NOVARTIS AG
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Ordinary Shares	457(a)	10,000,000	$ 148.12	$ 1,481,200,000.00	0.0001381	$ 204,553.72
Total Offering Amounts:						$ 1,481,200,000.00		$ 204,553.72
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 204,553.72
Offering Note
[1]	Security Class Title and Amount of Registration Fee (1): The ordinary shares of Novartis AG, nominal value CHF 0.49 per share ("Novartis Shares") will be represented by American Depositary Shares of Novartis AG ("Novartis ADSs"), each of which currently represents one Novartis Share. A separate registration statement on Form F-6 (333-198623) has been filed with the Securities and Exchange Commission (the "Commission") on September 8, 2014 for the registration of Novartis ADSs evidenced by American Depositary Receipts issuable upon deposit of the Novartis Shares. Amount Registered (2): Pursuant to Rule 416 of the Securities Act of 1933, as amended (the "Securities Act"), the amount being registered also includes an indeterminate number of Novartis Shares, which may be issuable under the Novartis Corporation Employee Share Purchase Plan for North American Employees (the "Plan") as a result of variations in share capital, share splits, share dividends or similar transactions. Proposed Maximum Offering Price Per Unit and Maximum Aggregate Offering Price (3): Estimated pursuant to Rule 457(c) under the Securities Act solely for the purpose of computing the registration fee, based upon the average of the high and low price for the Novartis ADSs on the New York Stock Exchange on January 28, 2026.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A